Investor Presentation Superior Proposal for IPCR Shareholders March 31, 2009

Cautionary Note Regarding Forward-Looking Statements This presentation may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words "expect," "intend," "plan," "believe," "project," "anticipate," "will," "may" and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) uncertainty as to whether IPC will enter into and consummate the proposed amalgamation on the terms set forth in our offer letter; 2) unpredictability and severity of catastrophic events; 3) rating agency actions; 4) adequacy of our risk management and loss limitation methods; 5) cyclicality of demand and pricing in the insurance and reinsurance markets; 6) our limited operating history; 7) our ability to successfully implement our business strategy during "soft" as well as "hard" markets; 8) adequacy of our loss reserves; 9) continued availability of capital and financing; 10) retention of key personnel; 11) competition; 12) potential loss of business from one or more major insurance or reinsurance brokers; 13) our ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 14) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 15) the integration of Talbot or other businesses we may acquire or new business ventures we may start; 16) the effect on our investment portfolio of changing financial market conditions including inflation, interest rates, liquidity and other factors; 17) acts of terrorism or outbreak of war; and 18) availability of reinsurance and retrocessional coverage, as well as management's response to any of the aforementioned factors. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein or elsewhere, including the Risk Factors included in our most recent reports on Form 10-K and Form 10-Q and other documents on file with the Securities and Exchange Commission. Any forward-looking statements made in this release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. All forward-looking statements contained herein speak only as of the date of this presentation and we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. This presentation also contains unaudited proforma consolidated financial data intended to provide information about a potential amalgamation with IPC Holdings, Ltd. The unaudited proforma consolidated financial data does not necessarily reflect the financial position or results of operations that would have actually resulted had the amalgamation occurred as of the dates indicated, nor should they be taken as necessarily indicative of the future financial position or results of operations of the Company. Additional Information about the Proposed Transaction and Where to Find It: This material relates to a proposed business combination transaction between Validus and IPC which may become the subject of a registration statement and proxy statement filed by Validus with the SEC. This material is not a substitute for the registration statement and proxy statement that Validus would file with the SEC or any other documents which Validus may send to its or IPC's shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. All such documents, if filed, would be available free of charge at the SEC's website (www.sec.gov) Participants in the Solicitation: Validus and its directors, executive officers and other employees may be deemed to be participants in any solicitation of Validus shareholders in connection with the proposed transaction. Information about Validus's directors and executive officers is available in Validus's proxy statement, dated March 25, 2009 for its 2009 annual general meeting of shareholders.

Overview of the Validus Superior Proposal Note: All market data as of March 30, 2009. Last reported closing price of VR and IPCR were $24.91 and $25.41, respectively. 1A merger under Bermuda law is effected via plan of amalgamation.

Strategies Positioning Validus for 2009 Short-tail focus in diversified classes of business ROE model predicated on high margin products Strong client penetration Ability to scale platform Strong balance sheet

A Superior Proposal for IPCR Shareholders Superior value proposition (18.0% premium to IPCR share price) Strong balance sheet with less exposure to equity/alternative asset risk and lower financial leverage than MXGL's proposal Combined entity with a capital base of $4.1bn Creates Bermuda's leading short-tail focused global underwriting platform Superior long term growth and return prospects Low transaction execution risk Superior outcome for Bermuda and IPCR clients Note: All market data as of March 30, 2009. Last reported closing price of VR and IPCR were $24.91 and $25.41, respectively.

Superior Value Proposition for IPCR Shareholders Validus offer represents a premium of 18.0% over the current IPCR trading price Pro forma market cap of $3.6 billion compared to $2.3 billion for combination with MXGL at March 30, 2009 Validus stock is a more liquid and better performing currency than MXGL stock 3 month average trading dollar volume of $11.3 million for Validus versus $6.7 million for MXGL1 6 month average trading dollar volume of $9.7 million for Validus versus $7.6 million for MXGL1 VR share price is up 13.2% since IPO; MXGL stock price has declined 36.5% over the same period Pro forma dividend of $0.96 per IPCR share (based on Validus' $0.80 per share dividend), compared to $0.88 per share current IPCR dividend Note: All market data as of March 30, 2009. Last reported closing price of VR and IPCR were $24.91 and $25.41, respectively. 1 Measured prior to 3/2/09 announcement of MXGL / IPCR transaction. Source: Bloomberg

Stronger, More Conservative Investment Portfolio with Less Market Risk Pro Forma Validus / IPCR $3.3 billion $5.5 billion $2.2 billion $5.4 billion $7.6 billion EXCEL SOURCE copied at 17-Mar-09 03:08:01: VALIDUSCS\2009\IPC\Invest or Pres\Excel\Investment portfolio pies_v2.xls (IPC Holdings) EXCEL SOURCE copied at 17-Mar-09 03:08:27: VALIDUSCS\2009\IPC\Invest or Pres\Excel\Investment portfolio pies_v2.xls (Validus) EXCEL SOURCE copied at 17-Mar-09 03:09:56: VALIDUSCS\2009\IPC\Invest or Pres\Excel\Investment portfolio pies_v2.xls (Validus & IPC) EXCEL SOURCE copied at 17-Mar-09 03:10:19: VALIDUSCS\2009\IPC\Invest or Pres\Excel\Investment portfolio pies_v2.xls (Max & IPC) EXCEL SOURCE copied at 17-Mar-09 03:15:04: VALIDUSCS\2009\IPC\Invest or Pres\Excel\Investment portfolio pies_v2.xls (Max Capital) Alt. Inv. / shareholders equity: 4.4% Equities / shareholders equity: 5.2% Total 9.6% Alt Inv. / shareholders equity: 29.5% Equities / shareholders equity: 6.3% Total 35.8% Source: Public filings Pro Forma MXGL / IPCR

Strong Balance Sheet and Capital Base Combined1 As of December 31, 2008 ($mm except percentages) Debt $75 $0 $75 $241 $316 Hybrids 0 304 304 0 0 Stockholders' Equity 1,851 1,939 3,790 1,280 3,131 Total Debt / Capitalization 3.9% 0.0% 1.8% 15.8% 9.2% Total Debt + Hybrids / Capitalization 3.9% 13.6% 9.1% 15.8% 9.2% Combined1 Source: Public Filings 1 Excludes impact of purchase accounting adjustments and transaction expenses.

A Market-Leading Bermuda Short-Tail Carrier Total combined GAAP capitalization of $4.1bn and shareholders' equity of $3.8bn (as of 12/31/08) Source: Public filings Note: Excludes impact of purchase accounting adjustments and transaction expenses. 2/31/2008 Shareholders' Equity of Leading North American (Re)insurers

Strategic Advantages of a Large Capital Base Reinsurance industry capital has been materially depleted Limited access to replacement capital and new capacity Demand for reinsurance is increasing Primary companies facing capital depletion with constricted capital alternatives Need to manage risk leaves reinsurance as one of the few capital surrogates available Highly public asset quality issues leading buyers to rethink counterparty risk Rate changes are being manifested in capital-intensive, demand-driven products - Validus' specialty Catastrophe and energy lines hardening Liability prices still lagging - Validus does not write Validus + IPCR: An essential "go-to" market for cedants

Diversified Global Business Focused on Short-Tail Specialty VR is balanced between insurance and reinsurance Source: Public Filings. Validus Re segment calculated net of intercompany premium. Based on 2008 actual gross premiums written (other than ACGL which is based on net premiums).

Diversified Global Business Focused on Short-Tail Specialty Source: Public Filings. Based on 2008 actual gross premiums written (other than ACGL which is based on net premiums written). Life business is considered long-tail for purposes of this analysis.

Validus Offers IPCR Quality Diversification

- Significantly less catastrophe weighting than IPCR stand-alone
- Higher participation in profitable lines than MXGL can offer
  - Each of Validus and MXGL offer ~$1 billion of property and casualty gross premiums excluding Validus property cat
  - Major lines for Validus: non-cat property, marine, war and terrorism
  - Major lines for MXGL: professional liability, excess liability, agriculture, medical malpractice[1]
- Proven Validus track record of profitable diversification
- Comparable combined ratio to MXGL in 2008 despite greater than $50 billion in global catastrophe losses
  - Ike – third most costly hurricane on record

2007 Diversification Transactions[1]

($ in 000s)	Validus Talbot Segment		MXGL US Specialty	
	2007	2008	2007	2008
Gross Premiums Written	$ 286,539	$ 708,996	$ 48,243	$ 194,353
Net Income Before Taxes	83,240	40,187	(11,115)	(9,837)
Combined Ratio	74.6%	93.3%	na	138.5%

Comparison of 2008 GAAP Combined Ratios[1]


92.2%
91.9%
Validus
MXGL

[1]*Source for MXGL data: MXGL 2008 Form 10-K*

12

VALIDUS

Experienced and Proven Management Team

IPCR Offer Consistent with Validus Track Record of Innovation Validus "first mover" advantage post-Katrina market dislocation $217mm in GPW at Jan 1, 2006 Establishment of sidecar in first year of operation Petrel in May 2006 Significant growth at Jan 1, 2007 $362mm of GPW for Validus (66.5% increase) Acquisition of Talbot, a Lloyd's company in July 2007 Created more diversified short-tail specialist company Set the trend for others to follow (e.g., ACGL, Ariel, AGII, AHL, FSR, MRH, MXGL) Organic growth by adding market-leading teams to flexible global operating platform Latin American team in 2007 Onshore energy, Aviation in 2008 IPCR Superior Proposal in 2009 Creates essential "go-to" market for catastrophe reinsurance Maintains diversity in short-tail specialty lines

Superior Long-Term Prospects Enhanced market position for combined company in Bermuda $4.1bn of total capital Essential "go-to" market Better pricing power Established Lloyd's platform with leading positions in short-tail specialty lines Marine, war, terrorism and other non-accumulating lines Growth through recruitment of specialty teams for flexible global operating platform Onshore energy Aviation Latin America Diversification through leadership positions in short-tail lines where pricing momentum is strongest

Superior Growth in Shareholder Value Change in 2008 Diluted BVPS Plus Accumulated Dividends Source: SNL Financial

Superior Growth in Shareholder Value 3-Year Evolution in Book Value Per Share Plus Accumulated Dividends Source: Public Filings, SNL 1 2005-2008 CAGR of Diluted BVPS, including accumulated dividends. 3 Yr. CAGR1 13.2% 8.8%

Low Transaction Execution Risk Validus has already executed and delivered an amalgamation agreement to IPCR Substantially the same terms and conditions as in the IPCR/MXGL agreement Both Validus and IPCR are Bermuda domiciled with no US admitted carriers No US insurance regulatory approvals required, unlike IPCR/MXGL agreement Validus merger can be completed more expeditiously

A Superior Proposal A superior proposal that benefits both IPCR and VR shareholders Note: All market data as of March 30, 2009. Last reported closing price of VR and IPCR were $24.91 and $25.41, respectively. Superior value proposition (18.0% premium to IPCR share price) Strong balance sheet with less exposure to equity/alternative asset risk and lower financial leverage than MXGL's proposal Combined entity with a capital base of $4.1bn Creates Bermuda's leading short-tail focused global underwriting platform Superior long term growth and return prospects Low transaction execution risk Superior outcome for Bermuda and IPCR clients

Investor Presentation Superior Proposal for IPCR Shareholders